
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate, and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          OCT-31-1999
<PERIOD-END>                               APR-30-1999
<CASH>                                       3,834,456
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              57,369,951<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  57,289,869<F2>
<TOTAL-LIABILITY-AND-EQUITY>                57,369,951<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (1,362,026)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,010,992
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (3,373,018)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (3,373,018)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (3,373,018)
<EPS-BASIC>                                   (6.60)<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash, total assets include real estate held for sale of
$45,765,930 investments in joint venture of $7,247,673 and other assets of $521,892.
<F2>Other Stockholders' Equity represents partners' capital.
<F3>Liabilities include accounts payable and accrued liabilities of $15,529, and security deposits of $64,553.
<F4>Total revenue includes rent of $2,974,598, equity in earnings of joint ventures of $444,968, interest of $68,244, other revenues of $50,164 and losses on real estate of $4,900,000.
<F5>Represents net income per Unit of limited partnership interest.

